Exhibit 10.33

PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
NO. POR327524

EFFECTIVE: JANUARY 01, 2006

between

SAFETY INSURANCE COMPANY
SAFETY INDEMNITY INSURANCE COMPANY
both of Boston, Massachusetts

and

SWISS REINSURANCE AMERICA CORPORATION
Armonk, New York

PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT NO POR327524

ATTACHMENTS	INSOLVENCY FUNDS EXCLUSION CLAUSE
POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE
TOTAL INSURED VALUE EXCLUSION CLAUSE
POLLUTION AND SEEPAGE EXCLUSION CLAUSE
NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE REINSURANCE - U.S.A.
NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - CANADA
NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4

PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT
NO. POR327524
(hereinafter referred to as the “Agreement”)

between

SAFETY INSURANCE COMPANY
SAFETY INDEMNITY INSURANCE COMPANY
both of Boston, Massachusetts
(hereinafter referred to as the “Company”)

and

SWISS REINSURANCE AMERICA CORPORATION
Armonk, New York
(hereinafter referred to as the “Reinsurer”)

ARTICLE I. - BUSINESS COVERED

A                         The Reinsurer shall indemnify the Company on an excess of loss basis in respect of the Company’s Ultimate Net Loss paid by the Company as a result of losses occurring during the term of this Agreement, for Policies in force as of January 01, 2006, and new and renewal Policies becoming effective on or after said date, subject to the terms and conditions contained herein.

B.                        This Agreement is solely between the Company and the Reinsurer, and nothing contained in this Agreement shall create any obligations or establish any rights against the Reinsurer in favor of any person or entity not a party hereto.

C                           The performance of obligations by both parties under this Agreement shall be in accordance with a fiduciary standard of good faith and fair dealing.

D                          The term “Policies” shall mean each of the Company’s binders, policies and contracts of insurance on the business covered hereunder.

E                            Under this Agreement, the indemnity for reinsured loss applies to those Policies issued by the Company with respect to the following Lines of Business as classified in the Company’s Annual Statement, subject to the exclusions set forth in Article IX. - Exclusions

NAIC
CODE	LINE OF BUSINESS
5.1	Commercial Multiple Peril - Property
03	Allied Lines
04	Homeowners -Multiple Peril - Property
21.1	Automobile Physical Damage - Private Passenger
21.02	Automobile Fire And Theft - Commercial
01	Fire

ARTICLE II - EFFECTIVE DATE AND TERMINATION

A                       This Agreement shall apply to losses occurring within the period commencing 12:01 a.m., Eastern Standard Time, January 01, 2006, and ending 12:01 a.m., Eastern Standard Time, January 1, 2007.

B                         Upon termination of this Agreement, the Reinsurer shall be liable for losses occurring prior to the date of termination; however, the Reinsurer shall have no liability for losses occurring subsequent to the termination of this Agreement.

C                         If this Agreement shall terminate while a Loss Occurrence covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, the Reinsurer shall indemnify the Company as if the entire Loss Occurrence had occurred during the time this Agreement is in force provided such Loss Occurrence covered hereunder started before the date of termination.

ARTICLE III. - TERRITORY

This Agreement applies to risks located solely in the Commonwealth of Massachusetts except that with respect to Multiple Peril Policies covered hereunder, the territorial limits of this Agreement shall be those of the original Policies when such Policies are written to cover risks primarily located in the Commonwealth of Massachusetts.

ARTICLE IV. - LIMIT AND RETENTION

A                       As respects one or more than one Line of Business covered under this Agreement, the Company shall retain the first $15,000,000 of Ultimate Net Loss as respects each risk. The Reinsurer shall then be liable for the amount by which the Company’s Ultimate Net Loss exceeds the Company’s retention of $15,000,000, but the liability of the Reinsurer shall never exceed $13,500,000 (i.e., 90% of $15,000,000) each risk, nor shall the Reinsurer’s liability exceed $27,000,000 (i.e., 90% of $30,000,000) in all during the term of this Agreement. Notwithstanding the foregoing, as respects the event of terrorism, Reinsurer’s liability shall be further limited to $13,500,000 in all, during the term of this Agreement.

B                         Reinsurance of the Company’s retention, set forth above, shall not be deducted in arriving at the Company’s Ultimate Net Loss herein.

C                         It is warranted by the Company that the reinsurance provided under this Agreement shall attach only when two or more risks are involved in the same Loss Occurrence. The Company shall be the sole judge of what constitutes one risk provided, however, that:

1                          A risk shall never be less than all insurable values within exterior walls and under one roof regardless of fire divisions, the number of Policies involved, and whether there is a single, multiple or unrelated named insureds involved in such risk.

2.                         When two or more buildings are situated at the same general location, the Company shall identify on its records at the time of acceptance by the Company, those individual buildings and all insurable values contained therein that are considered to constitute each risk. If such identification is not made, each building and all insurable values contained therein shall be considered to be a separate risk.

3                          A risk shall be determined from the standpoint of the predominant peril and such peril shall be noted in the Company’s records.

D                        It is warranted by the Company that it shall retain at its own risk and not reinsured in any way, 10% of Ultimate Net Loss, each Loss Occurrence as set forth above.

ARTICLE V. - REINSTATEMENT

A                       Each claim hereunder reduces the amount of indemnity from the time of occurrence of the loss by the sum paid, but any amount so exhausted is hereby reinstated from the time the Loss Occurrence commences hereon.

B                         For each subsequent reinstatement, the Company agrees to pay an additional premium calculated at pro rata of the annual premium hereon, being pro rata both as to the fraction of the limit of liability of this Agreement (i.e., the fraction of $15,000,000) so reinstated and as to the fraction of unexpired annual term at the time of the Loss Occurrence.

C                         Nevertheless, the Reinsurer’s liability hereunder shall never exceed $13,500,000 (i.e., 90% of $15,000,000) in respect of any one Loss Occurrence and shall be further limited in all during the term of the Agreement to $27,000,000 (i.e., 90% of $30,000,000).

ARTICLE VI. - ULTIMATE NET LOSS

A                         The term “Ultimate Net Loss” shall mean the actual sum paid by the Company in settlement of losses or liability after making deductions for all recoveries, including subrogation, salvages, and claims upon other reinsurances, whether collectible or not, which inure to the benefit of the Reinsurer under this Agreement, and shall include Loss Adjustment Expenses incurred by the Company; provided, however, that in the event of the insolvency of the Company, Ultimate Net Loss shall mean the amount of loss and Loss Adjustment Expenses for which the Company is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, conservator or statutory successor of the Company in accordance with the provisions of Article XXII. -Insolvency of this Agreement.

B                           The term “Ultimate Net Loss” shall include 100% of Loss In Excess of Policy Limits and 100% of Extra Contractual Obligations, as defined herein, but only as respects business covered under this Agreement.

C                           The term “Loss Adjustment Expenses” shall mean all expenses incurred by the Company in connection with the investigation, settlement, defense or litigation of any claim or loss covered by the Policies reinsured under this Agreement, but shall exclude the salaries and expenses of Company employees, office expenses and other overhead expenses.

D                          All recoveries, salvages or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments to the loss settlement shall be made by the parties hereto.

E                            Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.

ARTICLE VII. - LOSS IN EXCESS OF POLICY LIMITS

                               “Loss in Excess of Policy Limits” is defined as loss in excess of the limit of the original Policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B                           However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.                        For the purposes of this Article, the word “loss” shall mean any amounts which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

D.                       With respect to coverage provided under this Article, recoveries from any insurance or reinsurance other than this Agreement shall be deducted to arrive at the amount of the Company’s Ultimate Net Loss.

ARTICLE VIII. - EXTRA CONTRACTUAL OBLIGATIONS

A.                      “Extra Contractual Obligations” are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B                         The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

C                         However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D                        Recoveries, collectibles or retention from any other form of insurance or reinsurance including deductibles or self-insured retention which protect the Company against Extra Contractual Obligations, whether collectible or not, shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations for purposes of determining the loss hereunder.

E                          If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this contract or the enforceability of such provision in any other jurisdiction.

ARTICLE IX. - EXCLUSIONS

THIS AGREEMENT DOES NOT COVER

A        THE FOLLOWING GENERAL CATEGORIES

1.                         All Lines of Business not specifically listed in Article I Business Covered.

2.                         Policies issued with a deductible of $100,000 or more; provided this exclusion shall not apply to Policies which customarily provide a percentage deductible on the perils of earthquake or windstorm.

3.                         Reinsurance assumed, except pro rata local agency reinsurance on specific risks.

4.                         Ex-gratia Payments

5.                         Loss or damage occasioned by war, invasion, revolution, bombardment, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law, or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form of Policy containing a standard war exclusion clause.

6.                         Insolvency Funds as per the attached Insolvency Funds Exclusion Clause, which is made part of this Agreement.

7.                         Pool, Syndicate and Association business as per the attached Pools, Associations and Syndicates Exclusion Clause, which is made part of this Agreement.

8.                         Risks where the Total Insured Value, per risk, exceeds the figure specified as per the attached Total Insured Value Exclusion Clause, which is made part of this Agreement.

9.                         Loss resulting from damage to overhead transmission and distribution lines, including supporting structures and anything attached thereto, of any public or private utility company, cable television or telecommunication company of any kind. This exclusion shall not apply to such overhead transmission and distribution lines, including supporting structures and anything attached thereto located on the premises of any policyholder or within 1,000 feet thereof. Nor shall this exclusion apply to utility service interruption or contingent business interruption losses for any policyholder, unless such policyholder is a public or private utility company, cable television or telecommunication company of any kind.

B.        THE FOLLOWING CLASSES OF BUSINESS AND TYPES OF RISKS

1.                         Theft Insurance

2.                         Insurance of wrongful conversion, embezzlement, and secretion

3.                         Cargo Liability

4.                         Mobile Homes

Manufacturer’s stock

Dealers Open Lot

C.        THE FOLLOWING PERILS

Flood and/or Earthquake when written as such

Difference in Conditions, however styled

Pollution and Seepage as per the attached Pollution and Seepage Exclusion Clause, which is made part of this Agreement.

4                            Nuclear Incident Exclusion Clauses which are attached and made part of this Agreement:

a                             Nuclear Incident Exclusion Clause - Physical Damage Reinsurance - U.S.A.

b                            Nuclear Incident Exclusion Clause - Physical Damage Reinsurance - Canada.

c                             Nuclear Incident Exclusion Clause - Reinsurance - No. 4

5                            a          Loss, damage or expense of whatsoever nature caused directly or indirectly by any of the following, regardless of any other cause or event contributing concurrently or in any other sequence to the loss: nuclear reaction or radiation, or radioactive contamination, however caused.

b.                         However, if nuclear reaction or radiation, or radioactive contamination results in fire it is specifically agreed herewith that this Agreement will pay for such fire loss or damage subject to all of the terms, conditions and limitations of this Agreement.

c.                          This exclusion shall not apply to loss, damage or expense originating from and occurring at risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

ARTICLE X. - SPECIAL ACCEPTANCE

Risks which are beyond the terms, conditions or limitations of this Agreement may be submitted to the Reinsurer for special acceptance hereunder; and such risks, if accepted in writing by the Reinsurer, shall be subject to all of the terms, conditions and limitations of this Agreement, except as modified by the special acceptance. Premiums and losses derived from any special acceptance shall be included with other data for rating purposes under this Agreement.

ARTICLE XI. - LOSS OCCURRENCE

A.                      The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one Loss Occurrence shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2                            As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company, occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3                            As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s Loss Occurrence.

4                            As regards Freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company’s Loss Occurrence.

As regards Terrorism, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. Should such an event of Terrorism give rise to other perils which, in an unbroken chain of causation, have occasioned the losses, the cause of the losses is understood to be that event of Terrorism.

a                             “Terrorism,” for purposes of this Agreement, shall mean any actual or threatened violent act or act harmful to human life, tangible or intangible property or infrastructure directed towards or having the effect of (i) influencing or protesting against any de jure or de facto government or policy thereof, (ii) intimidating, coercing or putting in fear a civilian population or section thereof for the purpose of establishing or advancing a specific ideological, religious or political system of thought, perpetrated by a specific individual or group directly or indirectly through agents acting on behalf of said individual or group or (iii) retaliating against any country for direct or vicarious support by that country of any other government or political system.

b                            Any act declared pursuant to the Terrorism Risk Insurance Act of 2002, as amended, shall also be considered “Terrorism” for purposes of this Agreement.

B                           For all Loss Occurrences the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for those Loss Occurrences referred to in 1., 2., and 5. above, where only one such period of 72 consecutive hours shall apply with respect to one event regardless of the duration of the event.

C                           No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any Loss Occurrence claimed under the 168 hours provision.

ARTICLE XII. - TERRORISM EXCESS RECOVERY

A                         For purposes of this Article:

“Act” shall mean the Terrorism Risk Insurance Act of 2002, any amendments thereto and any regulations promulgated thereunder.

2                            “Affiliate,” “Insured Losses,” and “Program Year” shall have the meanings provided in the Act.

3                            “Company” shall include the Company and all affiliates

B                           This reinsurance shall not apply to any fines civil penalties or surcharges assessed pursuant to the Act.

C                           To the extent that the Company allocates Insured Losses and/or federal assistance under the Act among affiliates, claims, contracts or otherwise in any manner which impacts the reinsurance provided hereunder, the Company shall apply a reasonable allocation method acceptable to the Reinsurer.

D                          To the extent that an Insured Loss is otherwise payable hereunder, the reinsurance provided by this Agreement shall apply only to the portion of liability, loss, cost and/or expense retained by the Company net of any federal assistance pursuant to the Act. For each Program Year, the liability of the Reinsurer for Insured Losses under this Agreement shall be reduced by the ratio that the financial assistance under the Act allocated to Policies subject to this Agreement bears to the Company’s total Insured Losses subject to this Agreement. If the Company does not make such allocation, the liability of the Reinsurer for Insured Losses in any Program Year under this Agreement shall be reduced by the ratio that the financial assistance available to the Company under the Act for that Program Year bears to the Company’s total Insured Losses for the same Program Year.

E                            The parties recognize that, for any Program Year, the Reinsurer may without waiver of the foregoing Paragraphs make payments for Insured Losses which, together with available financial assistance under the Act and the Company retentions and/or deductibles hereunder, exceed the Company’s Insured Losses. In such event, the Reinsurer’s proportional share of all such excess recovery (hereafter “Reinsurer’s Excess Share”) shall inure to the benefit of the

Reinsurer. All excess recovery described in this Paragraph shall be allocated to the Reinsurer and the Company in proportion to the respective liability of each for Insured Losses, net of federal assistance under the Act, salvage, subrogation and other similar recoveries, as applicable.

F                            In the event of a Reinsurer’s Excess Share, the Company shall

1.                         Promptly pay the Reinsurer’s Excess Share to the Reinsurer; or

2                            Upon request of the Reinsurer at any time and at the Reinsurer’s sole discretion, instead assign to the Reinsurer its rights to recover directly from the federal government any portion of Reinsurer’s Excess Share not already paid to the Reinsurer. The Company shall cooperate with and assist the Reinsurer, at its own expense, to the extent reasonably necessary for the Reinsurer to exercise those rights. If the Reinsurer is unable, for any reason, to exercise any right assigned to it by the Company pursuant to this Article, the Company shall pay the Reinsurer’s Excess Share to the Reinsurer as if no assignment had taken place to the extent that the Company has not been deemed to have forfeited the right to financial assistance under the Act by virtue of the attempted assignment.

G                           In the event of an Insured Loss, the Company shall provide the Reinsurer with a monthly report detailing claim settlement activities and financial assistance under the Act. Calculations for each Program Year shall continue to be made until the settlement of all Insured Losses covered hereunder.

ARTICLE XIII. - REINSURANCE PREMIUM

A                         The Company shall pay to the Reinsurer a premium for the reinsurance provided under this Agreement at a rate of 1.2117%. Such rate shall be applied to the Company’s Subject Earned Premium for the Agreement Year being reported subject to an annual deposit premium of $1,347,470 payable in four equal installments of $336,868 at the beginning of each calendar quarter.

Swiss Reinsurance Corporation shall have a 90% share in the minimum and deposit premiums set forth above.

B.                        As promptly as possible after the expiration of this Agreement, the Company shall render a statement to the Reinsurer showing the actual reinsurance premium due hereunder. If such premium calculations differ from the deposit previously paid, the debtor party shall pay the outstanding balance as soon as practicable, However, in no event shall the annual adjusted premium be less than a minimum of $1,077,976.

C                           The term “Subject Earned Premium” as used herein is equal to the sum of the Net Premiums Written on the business covered hereunder during the period under consideration, plus the unearned premium reserve as respects premiums in force at the beginning of such period, less the unearned premium reserve as respects premiums in force at the end of the period, said unearned premium is to be calculated on an actual daily basis or in accordance with the Company’s methodology, as agreed.

D                          The term “Net Premiums Written” shall mean gross premiums written less returns, allowances and reinsurances which inure to the benefit of the Reinsurer.

E                            The following percentages of the Company’s premium shall be allocated to the business covered under this Agreement: 90% Homeowners

F                            In respect of Paragraph B. above

1                            All account statements shall be sent to

a                             E-Mail/XML or EDI Formats       reaccount_armonk@swissre.com, or

b                            Standard Mail

Swiss Reinsurance America Corporation
Accounting Department
175 King Street
Armonk, NY 10504
Telephone:   914-828-8000
Facsimile:    914-828-5919

2.                          All checks and supporting documentation shall be sent to the Reinsurer through one of the options set forth below:

a                             WIRE TRANSFER

(i                           All wires should be sent to:

The Bank of New York
1 Wall street
New York, NY 10286
Account Name:  Swiss Reinsurance America Corporation
Account Number:
ABA Number:

(ii                        All supporting documentation should be sent to

Swiss Reinsurance America Corporation
Accounting Department
175 King street
Armonk, NY 10504

ARTICLE XIV. - CLAIMS

A                         The Company shall promptly notify the Reinsurer of each claim which may involve the reinsurance provided hereunder and of all subsequent developments relating thereto, stating the amount claimed and estimate of the Company’s Ultimate Net Loss and Loss Adjustment Expenses. Notwithstanding the provisions set forth in any other Article herein, prompt notification of loss shall be considered a condition precedent to liability under this Agreement.

B                           The Company shall have the responsibility to investigate, defend or negotiate settlements of all claims and lawsuits related to Policies written by the Company and reinsured under this Agreement. The Reinsurer, at its own expense, may associate with the Company in the defense or control of any claim, suit or other proceeding which involves or is likely to involve the reinsurance provided under this Agreement, and the Company shall cooperate in every respect in the defense of any such claim, suit or proceeding.

ARTICLE XV - SALVAGE AND SUBROGATION

A                         In the event of the payment of any indemnity by the Reinsurer under this Agreement, the Reinsurer shall be subrogated, to the extent of such payment, to all of the rights of the Company against any person or entity legally responsible for damages of the loss. The Company agrees to enforce such rights; but, in case the Company refuses or neglects to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or their policyholders or otherwise to enforce such rights.

B                           From any amount recovered by subrogation, salvage or other means, there shall first be deducted the expenses incurred in effecting the recovery. The balance shall then be used to reimburse the excess carriers in the inverse order to that in which their respective liabilities attached, before being used to reimburse the Company for its primary loss.

ARTICLE XVI. - ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.

ARTICLE XVII. - TAXES

The Company shall be liable for all taxes on premiums paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer, and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay to any local, state or federal taxing authority.

ARTICLE XVIII - CURRENCY

Wherever the word “dollars” or the “$” symbol is used in this Agreement, it shall mean dollars of the United States of America.

ARTICLE XIX. - OFFSET

Each party to this Agreement together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance or balances due the other (or, if more than one, any other). Such offset may include balances due under this Agreement and any other agreements heretofore or hereafter entered into between the parties regardless of whether such balances arise from premiums, losses or otherwise, and regardless of capacity of any party, whether as assuming insurer and/or ceding insurer, under the various agreements involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.

ARTICLE XX - ERRORS OR OMISSIONS

Errors or omissions of an administrative nature on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof; but the liability of the Reinsurer under this Agreement or any exhibits, addenda, or endorsements attached hereto shall in no event exceed the limits specified herein nor be extended to cover any risks, perils, lines of business or classes of insurance generally or specifically excluded herein.

ARTICLE_XXI. - DISPUTE RESOLUTION

Part I - Choice Of Law And Forum

Any dispute arising under this Agreement shall be resolved in the State of Massachusetts, and the laws of the state of Massachusetts shall govern the interpretation and application of this Agreement.

Part II - Mediation

If a dispute between the Company and the Reinsurer, arising out of the provisions of this Agreement or concerning its interpretation or validity and whether arising before or after termination of this Agreement has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration.

Part III - Arbitration

A.                      Resolution of Disputes - As a condition precedent to any right of action arising hereunder, any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

B.                        Composition of Panel - Unless the parties agree upon a single arbitrator within 15 days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Paragraph C. hereof.

C.                        Appointment of Arbitrators - The members of the arbitration panel shall be chosen from disinterested persons with at least 10 years experience in the insurance and reinsurance business. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate. Within 30 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within 20 days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

D.                       Failure of Party to Appoint an Arbitrator - If the respondent fails to appoint an arbitrator within 30 days after receiving a notice of intention to arbitrate, the claimant’s arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant’s arbitrator, choose an umpire as provided in Paragraph C. of Part III of this Article.

E.                         Submission of Dispute to Panel - Within 30 days after the notice of appointment of all arbitrators, the panel shall meet, and determine a timely period of discovery, discovery procedures and schedules for hearings.

F.                         Procedure Governing Arbitration - All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

G.                        Arbitration Award - The arbitration panel shall render its decision within 60 days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding. In no event however, will the panel be authorized to award punitive, exemplary or consequential damages of whatsoever nature in connection with any arbitration proceeding concerning this Agreement.

H.                       Cost of Arbitration - Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

ARTICLE XXII. - INSOLVENCY

A.                      In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law.

B.                        The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

In addition to the offset provisions set forth in Article XIX. - Offset, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any claims then in existence and held by the other party may be offset against it.

D.                       Nothing contained in this Article is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.

ARTICLE XXIII - AMENDMENTS

This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both, parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, by their duly authorized representatives as of the following dates:

In Boston, Massachusetts this 21st day of March, 2006

ATTEST:	SAFETY INSURANCE COMPANY SAFETY INDEMNITY INSURANCE COMPANY

/s/ Glenn Hiltpold, F.C.A.S.	/s/ Edward N. Patrick Jr.

Glenn Hiltpold	Edward N. Patrick Jr.
Name	Name

DIRECTOR-ACTUARIAL SERVICES	VP Underwriting
Title	Title

And in Armonk New York, this 10th day of March, 2006.

ATTEST	SWISS REINSURANCE AMERICA CORPORATION

/s/ James Bronneck	/s/ Jeffrey Illegible

James Bronneck	Jeffrey Illegible
Name	Name

Vice President Member of Management	Senior Vice President Member of Senior Management
Title	Title

SUPPLEMENT TO THE ATTACHMENTS

DEFINITION OF IDENTIFICATION TERMS USED WITHIN THE ATTACHMENTS

A                         Wherever the term “Company” or “Reinsured” or “Reassured” or whatever other term is used to designate the reinsured company or companies within the various attachments to the reinsurance agreement, the term shall be understood to mean Company or Reinsured or Reassured or whatever other term is used in the attached reinsurance agreement to designate the reinsured company or companies.

B                           Wherever the term “Agreement” or “Contract” or “Policy” or whatever other term is used to designate the attached reinsurance agreement within the various attachments to the reinsurance agreement, the term shall be understood to mean Agreement or Contract or Policy or whatever other term is used to designate the attached reinsurance agreement.

C                           Wherever the term “Reinsurer” or “Reinsurers” or “Underwriters” or whatever other term is used to designate the reinsurer or reinsurers in the various attachments to the reinsurance agreement, the term shall be understood to mean Reinsurer or Reinsurers or Underwriters or whatever other term is used to designate the reinsuring company or companies.

INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund or from reimbursement of any person for any such liability. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by any person of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

SECTION A

Excluding:

(a)                     All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)                    Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968, for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This Exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B

It is agreed that business, written by the Company for the same perils, which is known at the time to be insured by or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance is excluded hereunder:

Industrial Risk Insurers (successor to Factory Insurance Association and Oil Insurance Association); Associated Factory Mutuals; Improved Risk Mutuals.

Any Pool, Association or Syndicate formed for the purpose of writing oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs.

United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters.

SECTION B does not apply

(a)                     Where the Total Insured Value over all interests of the risk in question is less than $350,000,000.

(b)                    To interests traditionally underwritten as Inland Marine or Stock and/or contents written on a Blanket basis.

(c)                     To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above.

(d)                    To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.

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SECTION C

NEVERTHELESS the Reinsurer specifically agrees that Liability accruing to the Company from its participation in:

(a)                     The following so-called “Coastal Pools”

ALABAMA INSURANCE UNDERWRITING ASSOCIATION

FLORIDA WINDSTORM UNDERWRITING ASSOCIATION

LOUISIANA INSURANCE UNDERWRITING ASSOCIATION

MISSISSIPPI WINDSTORM INSURANCE UNDERWRITING ASSOCIATION

NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION

SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION

TEXAS CATASTROPHE PROPERTY INSURANCE ASSOCIATION

and

(b)                    All “Fair Plan” and “Rural Risk Plan” Business

for all perils otherwise protected hereunder will not be excluded, except however, that this reinsurance does not include any increase in such liability resulting from:

(1)                    The inability for any other participant in such “Coastal Pool” and/or “Fair Plan” and/or “Rural Risk Plan” to meet its liability.

(2)                    Any Claim against such “Coastal Pool” and/or “Fair Plan” and/or “Rural Risk Plan” or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Funds Exclusion Clause incorporated in this agreement) .

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TOTAL INSURED VALUE EXCLUSION CLAUSE

It is the mutual intention of the parties to exclude risks, other than Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (except Railroad schedules) and Builders Risk on the above classes where, at the time of the cession, the Total Insured Value over all interests exceeds $350,000,000. However, the Company shall be protected hereunder, subject to the other terms and conditions of this Agreement, if subsequently to cession being made the Company becomes acquainted with the true facts of the case and discovers that the mutual intention has been inadvertently breached, the Company shall at the first opportunity, and certainly by next anniversary of the original policy, exclude the risk in question.

It is agreed that this mutual intention does not apply to Contingent Business Interruption or to interest traditionally underwritten as Inland Marine or to Stock and/or Contents written on a blanket basis except where the Company is aware that the Total Insured Value of $350,000,000 is already exceeded for buildings, machinery, equipment and direct use and occupancy at the key location.

It is understood and agreed that this Clause shall not apply hereunder where the Company writes 100% of the risk.

Notwithstanding anything contained herein to the contrary, it is the mutual intention of the parties in respect of bridges and tunnels to exclude such risks where the Total Insured Value over all interests exceeds $350,000,000.

POLLUTION AND SEEPAGE EXCLUSION CLAUSE

This Reinsurance does not apply to:

Pollution, seepage, contamination or environmental impairment (hereinafter collectively referred to as “pollution”) insurances, however styled;

2                            Loss or damage caused directly or indirectly by pollution, unless said loss or damage follows as a result of a loss caused directly by a peril covered hereunder;

Expenses resulting from any governmental direction or request that material present in or part of or utilized on an insured’s property be removed or modified, except as provided in 5. below;

4                            Expenses incurred in testing for and/or monitoring pollutants;

Expenses incurred in removing debris, unless (A) the debris results from a loss caused directly by a peril covered hereunder, and (B) the debris to be removed is itself covered hereunder, and (C) the debris is on the insured’s premises, subject, however, to a limit of $5,000 plus 25% of (i) the property damage loss, any risk, any one location, any one original insured, and (ii) any deductible applicable to the loss;

6                            Expenses incurred to extract pollutants from land or water at the insured’s premises unless (A) the release, discharge, or dispersal of pollutants results from a loss caused directly by a peril covered hereunder, and (B) such expenses shall not exceed $10,000;

Loss of income due to any increased period of time required to resume operations resulting from enforcement of any law regulating the prevention, control, repair, clean-up or restoration of environmental damage;

8.                         Claims under 5. and/or 6. above, unless notice thereof is given to the Company by the insured within 180 days after the date of the loss occurrence to which such claims relate.

“Pollutants” means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

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Where no pollution exclusion has been accepted or approved by an insurance regulatory authority for use in a policy that is subject to this Agreement or where a pollution exclusion that has been used in a policy is overturned, either in whole or in part, by a court having jurisdiction, there shall be no recovery for pollution under this Agreement unless said pollution loss or damage follows as a result of a loss caused directly by a peril covered hereunder.

Nothing herein shall be deemed to extend the coverage afforded by this reinsurance to property or perils specifically excluded or not covered under the terms and conditions of the original policy involved.

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NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE U.S.A.

N.M.A    1119

1                             This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2                             Without in any way restricting the operation of paragraph 1. of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I                              Nuclear reactor power plants including all auxiliary property on the site, or

II                          Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

III.                   Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

IV                      Installations other than those listed in paragraph 2. III. above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3                             Without in any way restricting the operation of paragraphs 1. and 2. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:

(a)                     where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

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(b)                    where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st January, 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4                             Without in any way restricting the operation of paragraphs 1., 2. and 3. of this Clause, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5                             It is understood and agreed this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6                             The term “special nuclear material” shall have the meaning given to it by the Atomic Energy Act of 1954 or by any law amendatory thereof.

7                             Reassured to be sole judge of what constitutes

(a)                    substantial quantities, and

(b)                   the extent of installation, plant or site

NOTE: - Without in any way restricting the operation of paragraph 1 hereof, it is understood and agreed that

(a)                    all policies issued by the Reassured on or before 31st December, 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

(b)                   with respect to any risk located in Canada policies issued by the Reassured on or before 31st December, 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

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NUCLEAR INCIDENT EXCLUSION CLAUSE — PHYSICAL DAMAGE — REINSURANCE CANADA

N.M.A    1980a

1                             This Agreement does net cover any loss or liability accruing to the Company directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2                             Without in any way restricting the operation of paragraph 1. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

a                            Nuclear reactor power plants including all auxiliary property on the site, or

b                           Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

c                            Installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

d                           Installations other than those listed in c. above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3                             Without in any way restricting the operation of paragraphs 1. and 2. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3. shall not operate:

a                            where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

b                           where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

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4                             Without in any way restricting the operation of paragraphs 1., 2. and 3. of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5                             This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

6                             The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7                             Company to be sole judge of what constitutes

a                            substantial quantities, and

b                           the extent of installation, plant or site

8                             Without in any way restricting the operation of paragraphs 1., 2., 3. and 4. of this clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, caused:

by any nuclear incident as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof, or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

(b)                   by contamination by radioactive material

NOTE                                    Without in any way restricting the operation of paragraphs 1., 2., 3. and 4. of this clause, paragraph 8. of this clause shall only apply to all original contracts of the Company whether new, renewal or replacement which become effective on or after December 31, 1992.

April 1, 1996

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NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4

1                             This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2                             Without in any way restricting the operations of Nuclear Incident Exclusion Clauses, - Liability, - Physical Damage, - Boiler and Machinery and paragraph 1. of this Clause, it is understood and agreed that for all purposes of the reinsurance assumed by the Reinsurer from the Reinsured, all original insurance policies or contracts of the Reinsured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

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